UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2017

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 14, 2017, Hovnanian Enterprises, Inc.’s (the “Company”) wholly-owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), priced $440,000,000 aggregate principal amount of 10.000% senior secured notes due 2022 (the “2022 Notes”) and $400,000,000 aggregate principal amount of 10.500% senior secured notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”) in a private placement (the “Notes Offering”). K. Hovnanian intends to use the net proceeds from the Notes Offering to fund its previously announced offers and related consent solicitations (the “Tender Offers”) to purchase for cash any and all of its $75 million outstanding 10.000% Senior Secured Second Lien Notes due 2018 (the “2018 Notes”), $145 million outstanding 9.125% Senior Secured Second Lien Notes due 2020 (the “2020 9.125% Notes”) and $577 million outstanding 7.250% Senior Secured First Lien Notes due 2020 (the “2020 7.25% Notes”, and, together with the 2018 Notes and the 2020 9.125% Notes, the “Existing Secured Notes”), and to fund the redemption of all Existing Secured Notes that have not been accepted and paid for in the Tender Offers and to satisfy and discharge K. Hovnanian’s obligations under the related indentures and to pay related fees and expenses.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. The foregoing does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful. The foregoing does not constitute an offer to purchase or the solicitation of an offer to sell the Existing Secured Notes.

All statements in this Form 8-K that are not historical facts should be considered as “Forward-Looking Statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although the Company believes that its plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (1) speak only as of the date they are made, (2) are not guarantees of future performance or results and (3) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against the Company and not resolved in the Company’s favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/	J. Larry Sorsby
	Name:	J. Larry Sorsby
	Title:	Executive Vice President and Chief Financial Officer

Date: July 14, 2017